UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2023

FUBOTV INC.

(Exact name of registrant as specified in its charter)

Florida	001-39590	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1290 Avenue of the Americas

New York, NY 10104

(Address of principal executive offices) (Zip Code)

(212) 672-0055

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FUBO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2023, the board of directors of fuboTV Inc. (the “Company”) appointed Alberto Horihuela as Chief Operating Officer of the Company, effective immediately. Mr. Horihuela, 35, previously served as the Company’s Chief Growth Officer since November 2021, and prior to that, as the Company’s Chief Marketing Officer since April 2020. Mr. Horihuela was a co-founder of the Company’s predecessor entity, fuboTV Media Inc. (formerly known as fuboTV Inc.) (“FuboTV Pre-Merger”), serving as FuboTV Pre-Merger’s Chief Marketing Officer since June 2014. Prior to joining FuboTV Pre-Merger, Mr. Horihuela co-founded and served as the Chief Executive Officer of Primerad Network, a video ad network for Hispanics in the United States, from June 2013 to May 2015. Additionally, Mr. Horihuela served as the Head of Latin America at DramaFever, a video streaming service acquired in 2016 by Warner Bros. Entertainment Inc., from November 2012 to June 2014. Mr. Horihuela received his bachelor’s degree in Economics from the University of Chicago.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUBOTV INC.

Date: April 28, 2023	By:	/s/ David Gandler
David Gandler
Chief Executive Officer